Schedule A
TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:	Transamerica BlackRock Global Allocation VP

Security    BND/CORP
Description:   Activision Blizzard, Inc.

Issuer:	 Activision Blizzard, Inc. (2021)
Offering Type:   Eligible Muni
(US Registered, Eligible Muni, Eligible Foreign, 144A)




REQUIRED INFORMATION

 1. Offering Date

 2. Trade Date

 3. Unit Price of Offering

 4. Price Paid per Unit

 5. Years of Issuer's Operations

 6. Underwriting Type

 7. Underwriting Spread

 8. Total Price paid by the Fund

 9. Total Size of Offering

10. Total Price Paid by the Fund plus Total Price
Paid for same securities purchased by the same Sub-Adviser for other investment companies

11. Underwriter(s) from whom the Fund
purchased (attach a list of all syndicate members)

12. If the affiliate was lead or co-lead manager, was the instruction listed below given to the broker(s) named in #11? ****



ANSWER

09-14-2016

09-14-2016

99.878

99.878

3+

_________

0.600%

_________

99.878

650,000,000

99.878

Merrill Lynch, Pierce, Fenner & Smith Incorporated

PNC Capital Markets LLC



APPLICABLE RESTRICTION

None

Must be the same as #1

None

Must not exceed #3

Must be at least three years *

Must be firm

Sub-Adviser determination to be made

None

None

#10 divided by #9 must not exceed 25% **

Must not include Sub-Adviser affiliates ***

Must be "Yes" or "N/A"



In Compliance
(Yes/No)

N/A

_____

N/A

_____

_____

_____

_____

N/A

N/A

_____

_____

_____



The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time.
In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

	___________________________________

	       Sub-Adviser

*	Not applicable to munis.  In the case of munis,
(a) they must be sufficiently liquid that they can be
sold at or near their carrying value within a reasonably
short period of time and (b) either:  (i) they must be
subject to no greater than moderate credit risk; or (ii)
if the issuer of the municipal securities, or the entity
supplying the revenues or other payments from which the
issue is to be paid, has been in continuous operation for
less than three years, including the operation of any
predecessors, they must be subject to a minimal or low
amount of credit risk.   With respect to (b), circle (i)
or (ii), whichever is met.

**	If an eligible Rule 144A offering, must not exceed
25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering

***	For munis purchased from syndicate manager, check
box to confirm that the purchase was not designated as a
group sale.  [    ]

****	The Sub-Adviser's affiliate cannot receive any credit
for the securities purchased on behalf of the Fund.